Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF “NXT-ID, INC.”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF AUGUST, A.D. 2021, AT 11:50 O’CLOCK A.M.

5106921 8100 SR# 20212987034	Authentication: 203928024 Date: 08-16-21
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:50 AM 08/16/2021 FILED 11:50 AM 08/16/2021 SR 20212987034 - File Number 5106921

ELIMINATION OF

CERTIFICATE OF DESIGNATION OF PREFERENCES,
RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK
OF

NXT-ID, INC.

PURSUANT TO SECTION 151(g)
OF THE

GENERAL CORPORATION LAW

The undersigned, Chia-Lin Simmons, being the Chief Executive Officer Nxt-ID, Inc., a Delaware corporation (the “Corporation”), does hereby certify that, pursuant to the provisions of Section 15l(g) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), the following resolution was duly adopted by unanimous written consent by the Board of Directors of the Corporation (the “Board of Directors”) on August 16, 2021, and, pursuant to authority conferred upon the Board of Directors by the provisions of the Corporation’s certificate of incorporation (the “Certificate of Incorporation”), in accordance with Section 141 of the General Corporation Law by unanimous written consent of the Board of Directors, the Board of Directors adopted resolutions eliminating the designation and the relative powers, preferences, rights, qualifications, limitations and restrictions of the Corporation’s Series E Convertible Preferred Stock. These composite resolutions eliminating the designation and relative powers, preferences, rights, qualifications, limitations and restrictions of such Series E Convertible Preferred Stock are as follows:

WHEREAS, the Certificate of Incorporation of the Corporation, as amended from time to time, authorizes preferred stock consisting of 10,000,000 shares, par value $0.0001 per share, issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized, subject to limitations prescribed by law and by the provisions of the Corporation’s Certificate of Incorporation, to establish and fix the number of shares to be included in any series of preferred stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series;

WHEREAS, all 1,476,016 authorized shares of Series E Convertible Preferred Stock have been converted to shares of common stock of the Corporation, par value $0.001 per share, pursuant to the provisions of Section 6 of the Certificate of Designation of Preferences, Rights and Limitations (“Series E Certificate of Designation”), there are no shares of Series E Convertible Preferred Stock currently issued and outstanding and no shares of Series E Convertible Preferred Stock will be issued subject to the Series E Certificate of Designation; and

WHEREAS, the Board of Directors has determined it is advisable and in the best interest of the Corporation and its stockholders to eliminate and cancel all designation, rights, preferences and limitations of the shares of such series, and strike all references to Series E Convertible Preferred Stock from the books and records of the Corporation;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to authority granted to and vested in the Board of Directors by the provisions of the Certificate of Incorporation the Board of Directors hereby cancels the Series E Certificate of Designation and eliminates all Series E Convertible Preferred Stock; and

RESOLVED FURTHER, that the appropriate officers of the Corporation be, and each of them individually is, in accordance with the foregoing resolutions, authorized, in the name and on behalf of the Corporation, to prepare, execute and delivery any and all agreements, amendments, certificates, reports, applications, notices, instruments, schedules, statements, consents, letters or other documents with respect to the matters contemplated by the foregoing resolutions, to make any filings pursuant to federal, state or local laws, to incur any fees and expenses and to do or cause to be done any and all such other acts and things as, in the opinion of any such authorized officer, may be necessary, appropriate or desirable in order to comply with the applicable laws and regulations of any jurisdiction, or otherwise in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions and to permit the matters contemplated thereby to be lawfully consummated.

[Signature Page Follows]

IN WITNESS WHEREOF, this Elimination of the Certificate of Designation of Preferences, Rights and Limitations of Nxt-ID, Inc. has been executed by a duly authorized officer of the Corporation on this 16th day of August, 2021.

/s/ Chia-Lin Simmons
Chia-Lin Simmons
Chief Executive Officer

3